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                                                                    Exhibit 10.1


                          SUBSEQUENT PURCHASE AGREEMENT

         This SUBSEQUENT PURCHASE AGREEMENT (this "Agreement") is dated as of August 8, 2002, and by and between FRANKLIN CAPITAL CORPORATION, a Utah corporation (the "Seller"), and FRANKLIN RECEIVABLES LLC, a Delaware limited liability company (the "Purchaser").

                           W I T N E S S E T H:

         WHEREAS, the Seller and the Purchaser are parties to the Purchase Agreement, dated as of June 1, 2002 (as amended or supplemented from time to time, the "Purchase Agreement");

         WHEREAS, pursuant to the Purchase Agreement and this Agreement, the Seller wishes to convey the Subsequent Receivables to the Purchaser; and

         WHEREAS, the Purchaser is willing to accept such conveyance subject to the terms and conditions hereof.

         NOW, THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Seller and the Purchaser hereby agree as follows:

         1. Defined Terms. Capitalized terms used herein shall have the meanings ascribed to them in the Purchase Agreement, unless otherwise defined herein.

                  "Subsequent Cutoff Date" shall mean, with respect to the Subsequent Receivables conveyed hereby, August 1, 2002.

                  "Subsequent Closing Date" shall mean, with respect to the Subsequent Receivables conveyed hereby, August 8, 2002.

         2. Subsequent Schedule of Receivables. Annexed hereto as Schedule A is a supplement to Schedule A to the Purchase Agreement listing the Receivables that constitute the Subsequent Receivables to be conveyed pursuant to this Agreement on the Subsequent Closing Date.

         3. Conveyance of Subsequent Receivables. In consideration of the Purchaser's delivery to or upon the order of the Seller of $21,236,691.73 (the "Subsequent Receivables Purchase Price"), the Seller does hereby sell, transfer, assign, set over and otherwise convey to the Purchaser, without recourse (except as provided in the Purchase Agreement), all right title and interest of the Seller in and to:


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                           (i)      the Subsequent Receivables listed on
                                    Schedule A hereto, and all moneys due
                                    thereon on or after the related Subsequent
                                    Cutoff Date;

                           (ii) an assignment of the security interests in the Financed Vehicles granted by Obligors pursuant to such Subsequent Receivables and any other interest of the Seller in such Financed Vehicles;

                           (iii) any proceeds with respect to such Subsequent Receivables from claims on any physical damage, credit life or disability insurance policies covering the related Financed Vehicles or Obligors and any proceeds from the liquidation of such Subsequent Receivables;

                           (iv) any proceeds from any Subsequent Receivable repurchased by a Dealer, pursuant to a Dealer Agreement, as a result of a breach of representation or warranty in the related Dealer Agreement;

                           (v) all of the Seller's rights under any extended warranty service contracts on the related Financed Vehicles;

                           (vi)     the related Receivables Files; and

                           (vii)    the proceeds of any and all of the
                                    foregoing.

         4. Representations and Warranties of the Seller. The Seller hereby represents and warrants to the Purchaser as of the date of this Agreement and as of the Subsequent Closing Date that:

                  (a) Legal, Valid and Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or equity).

                  (b) Organization and Good Standing. The Seller has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Utah, with the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, the power, authority and legal right to acquire and own the Receivables.

                  (c) Due Qualification. The Seller is duly qualified to do business as a foreign corporation and is in good standing, and has obtained all necessary licenses and


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         approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications.

                  (d) Power and Authority. The Seller has the power and authority to execute and deliver this Agreement and to carry out its terms; the Seller has full power and authority to sell and assign the property sold and assigned to the Purchaser hereby and has duly authorized such sale and assignment to the Purchaser by all necessary corporate action; and the execution, delivery and performance of this Agreement has been duly authorized by the Seller by all necessary corporate action.

                (e) No Violation. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof shall not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) or both a default under, the articles of incorporation or by-laws of the Seller, or any indenture, agreement or other instrument to which the Seller is a party or by which it is bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than this Agreement); nor violate any law or, to the best of the Seller's knowledge, any order, rule or regulation applicable to the Seller of any court or of any Federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties.

                (f) No Proceedings. To the Seller's best knowledge, there are no proceedings or investigations pending, or threatened, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties:
        (A) asserting the invalidity of this Agreement, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, or (C) seeking any determination or ruling that might materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement.

                (g) Insolvency. As of the Subsequent Cutoff Date and the Subsequent Closing Date, the Seller is not insolvent nor will it be made insolvent after giving effect to the conveyance set forth in Section 3 of this Agreement, nor is it aware of any pending insolvency with respect to the Seller.

                  (h) Principal Balance. The aggregate Principal Balance of the Subsequent Receivables listed on Schedule A annexed hereto and conveyed to the Purchaser pursuant this Agreement as of the Subsequent Cutoff Date is $21,236,691.73.

         5. Seller's Conditions Precedent. The obligation of the Purchaser to acquire the Subsequent Receivables hereunder is subject to the satisfaction, on or prior to the Subsequent Purchase Date, of the following conditions precedent:

                  (a) Representations and Warranties. Each of the representations and warranties made by the Seller in Section 4 of this Agreement and in the Purchase


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         Agreement shall be true and correct as of the date of this Agreement and as of the Subsequent Purchase Date;

                  (b) Purchase Agreement Conditions. Each of the conditions set forth in Sections 2.02(b) and 4.01 of the Purchase Agreement applicable to the conveyance of Subsequent Receivables shall have been satisfied;

                  (c) Collections. The Seller shall have delivered to the Purchaser for deposit to the Collection Account all collections in respect of Subsequent Receivables required to be deposited by the Purchaser to the Collection Account pursuant to Section 5.2(b) of the Sale and Servicing Agreement;

                  (d) Delivery of Assignment. The Seller shall have delivered an Assignment substantially in the form of Exhibit A to the Purchase Agreement; and

                  (e) Additional Information. The Seller shall have delivered to the Purchaser such information as was reasonably requested by the Purchaser to satisfy itself as to (i) the accuracy of the representations and warranties set forth in Section 4 of this Agreement and in the Purchase Agreement and (ii) the satisfaction of the conditions set forth in this Section 5.

         6. Purchaser's Conditions Precedent. The obligation of the Seller to sell the Subsequent Receivables hereunder is subject to the satisfaction of the following conditions precedent:

                  (a) Representations and Warranties. Each of the representations and warranties made by the Purchaser in Section 3.01 of the Purchase Agreement shall be true and correct as of the date of this Agreement and as of the Subsequent Purchase Date;

                  (b) Subsequent Receivables Purchase Price. On the Subsequent Closing Date, the Purchaser shall have delivered to the Seller the purchase price specified in Section 3 of this Agreement.

         7. Ratification of Agreement. As supplemented by this Agreement, the Purchase Agreement is in all respects ratified and confirmed and the Purchase Agreement as so supplemented by this Agreement shall be read, taken and construed as one and the same instrument.

         8. Counterparts. This Agreement may be executed in two or more counterparts (and by different parties in separate counterparts), each of which shall be an original but all of which together shall constitute one and the same instrument.

         9. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND RULE 327(B) OF THE NEW YORK CIVIL


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PRACTICE LAWS AND RULES, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES
HEREUNDER OR THEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         10. Third Party Beneficiary. The Security Insurer is an express third party beneficiary of this Agreement.




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         IN WITNESS WHEREOF, the Seller and the Purchaser have caused this
Agreement to be duly executed and delivered by their respective duly authorized officers as of the day and the year first above written.

                                   FRANKLIN RECEIVABLES LLC,
                                       as Purchaser

                                    By:     Franklin Capital Corporation,
                                                its managing member


                                            By:  /s/ Harold E. Miller, Jr.
                                                 ------------------------------
                                                Name: Harold E. Miller, Jr.
                                                Title:   President/CEO



                                   FRANKLIN CAPITAL CORPORATION,
                                       as Seller

                                   By:   /s/ Harold E. Miller, Jr.
                                         ------------------------------
                                       Name: Harold E. Miller, Jr.
                                       Title: President/CEO


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                                                                      SCHEDULE A
                                                to Subsequent Purchase Agreement

                       SCHEDULE OF SUBSEQUENT RECEIVABLES

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